Exhibit 99.1

FOR IMMEDIATE RELEASE
Select Comfort Announces First-quarter 2013 Results

•	Reports First-quarter EPS of $0.42 on a GAAP Basis and $0.41 on an Adjusted Basis

•	Generates Net Sales of $258 Million, a 2% Year-over-year Decrease

•	Updates Full-year 2013 Outlook
MINNEAPOLIS - (April 17, 2013) - Select Comfort Corporation (NASDAQ: SCSS) today reported first-quarter 2013 results for the period ended March 30, 2013.
First-quarter Financial Summary

•	Net sales decreased 2% to $258 million, compared to $262 million in the first quarter of 2012.

•	Company-controlled comparable sales declined 9% year-over-year.

•
Operating income, adjusted both years for the non-cash impact of the 2012 chief executive officer (CEO) transition, decreased to $34.8 million, compared with $39.9 million in the first quarter of 2012. As a percentage of net sales, adjusted operating income was 13.5% compared to 15.2% in the first quarter of 2012.

•
The 170 basis-point, year-over-year decrease in adjusted operating margin included a 200 basis-point increase in sales and marketing expenses and a 50 basis-point increase in research and development expenses, partially offset by a 70 basis-point improvement in gross margin and a 20 basis-point decrease in general and administrative (G&A) expenses.

•
Earnings per diluted share on a GAAP basis were $0.42, compared with $0.39 in the first quarter of 2012. Adjusted earnings per diluted share (excluding CEO transition charges) were $0.41 per share, a 9% decrease compared to $0.45 in the first quarter of 2012.

•	During the quarter, the company opened 10 stores and closed nine, ending the quarter with 411 stores.
“As reported in early March, changes to our media buying negatively impacted traffic and sales, resulting in first-quarter underperformance. We took decisive action to correct the issue and are making steady progress against a backdrop of soft industry performance,” said Shelly Ibach, president and CEO, Select Comfort. “During the quarter, we progressed as planned in the other key areas of our customer-focused growth strategy, specifically exclusive distribution and product innovation.”
Ibach continued, “In the second quarter, we are introducing the first in a series of break-through sleep innovations that have been in development for the past 15 months. We are excited to expand our offering of individualized air products that provide meaningful benefits for our customers.”
Cash flows from operating activities were $45 million in the first quarter, which was consistent with the prior year. Capital expenditures increased to $14.3 million as compared to $9.3 million in 2012, driven by increased investment in stores, information systems and product innovation. During the first quarter, the company repurchased 0.5 million shares of its common stock for a total cost of $10 million. As of the end of the quarter, cash, cash equivalents and marketable-debt securities totaled $181 million, and the company had no borrowings under its revolving credit facility.
Financial Outlook
The company is lowering its outlook for full-year 2013 GAAP earnings per diluted share from between $1.65 and $1.80 to between $1.30 and $1.45. This outlook reflects the impact of the media-buying issue and slowing industry trends, and assumes a company-controlled comparable sales increase for the remainder of the year of low- to mid-single digits. This outlook also reflects a net increase in store count from 410 at year-end 2012 to between 435 and 445 by year-end 2013.
The company currently anticipates that 2013 capital expenditures will be $70-$80 million, reflecting continued investment in new stores, relocated and remodeled stores, and customer-management systems,

Select Comfort Announces First-quarter 2013 Results – Page 2 of 8 along with new investments in product innovation. While the company's first priority for capital deployment is to invest in its high-return growth programs, it currently plans to continue repurchasing shares in 2013, with the objective of maintaining share count at or slightly below current levels.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company's results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Select Comfort Corporation
Select Comfort Corporation is leading the industry in delivering an unparalleled sleep experience by offering consumers high-quality, innovative and individualized sleep solutions and services, which include a complete line of SLEEP NUMBER® beds and bedding. The company is the exclusive manufacturer, marketer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further personalization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at one of more than 400 Sleep Number stores across the country, online at SleepNumber.com, or via phone at (800) Sleep Number or (800) 753-3768.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of the company's marketing messages; the efficiency of its advertising and promotional efforts; consumer acceptance of its products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of the company's retail store distribution strategy; the company's dependence on significant suppliers, and its ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; the company's ability to continue to improve its product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of the company's management information systems to meet the evolving needs of its business and evolving regulatory standards applicable to data privacy and security; the company's ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company's filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Media Contact: Gabby Nelson; (763) 551-7460; publicrelations@selectcomfort.com
Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com

Select Comfort Announces First-quarter 2013 Results – Page 3 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited - in thousands, except per share amounts)

	Three Months Ended
	March 30, 2013	% of Net Sales	March 31, 2012	% of Net Sales
Net sales	$258,237	100.0%	$262,383	100.0%
Cost of sales	94,821	36.7%	98,084	37.4%
Gross profit	163,416	63.3%	164,299	62.6%

Operating expenses:
Sales and marketing	109,813	42.5%	106,185	40.5%
General and administrative	16,181	6.3%	16,929	6.5%
Research and development	2,556	1.0%	1,290	0.5%
CEO transition (benefit) costs	(391)	(0.2%)	5,595	2.1%
Asset impairment charges	30	0.0%	4	0.0%
Total operating expenses	128,189	49.6%	130,003	49.5%
Operating income	35,227	13.6%	34,296	13.1%
Other income, net	91	0.0%	7	0.0%
Income before income taxes	35,318	13.7%	34,303	13.1%
Income tax expense	11,847	4.6%	11,886	4.5%
Net income	$23,471	9.1%	$22,417	8.5%

Net income per share – basic	$0.43		$0.40

Net income per share – diluted	$0.42		$0.39

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	55,095		55,640
Effect of dilutive securities:
Options	690		1,156
Restricted shares	466		644
Diluted weighted-average shares outstanding	56,251		57,440

Select Comfort Announces First-quarter 2013 Results – Page 4 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	(unaudited)
	March 30, 2013	December 29, 2012
Assets
Current assets:
Cash and cash equivalents	$84,815	$87,915
Marketable debt securities – current	57,856	51,264
Accounts receivable, net of allowance for doubtful accounts of $455 and $348, respectively	14,526	16,613
Inventories	30,973	35,564
Prepaid expenses	7,035	4,299
Deferred income taxes	5,403	5,401
Other current assets	8,466	9,522
Total current assets	209,074	210,578

Marketable debt securities – non-current	38,700	38,642
Property and equipment, net	91,362	79,356
Goodwill and intangible assets, net	17,552	2,881
Deferred income taxes	7,928	8,511
Other assets	2,973	2,053
Total assets	$367,589	$342,021

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$80,084	$67,703
Customer prepayments	17,489	15,194
Compensation and benefits	11,965	21,597
Taxes and withholding	14,735	9,282
Other current liabilities	17,097	19,285
Total current liabilities	141,370	133,061

Non-current liabilities:
Warranty liabilities	1,641	1,457
Other long-term liabilities	14,209	13,806
Total non-current liabilities	15,850	15,263
Total liabilities	157,220	148,324

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 55,650 and 55,903 shares issued and outstanding, respectively	556	559
Additional paid-in capital	27,134	33,923
Retained earnings	182,666	159,195
Accumulated other comprehensive income	13	20
Total shareholders’ equity	210,369	193,697
Total liabilities and shareholders’ equity	$367,589	$342,021

Select Comfort Announces First-quarter 2013 Results – Page 5 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited - in thousands)
subject to reclassification

	Three Months Ended
	March 30, 2013	March 31, 2012
Cash flows from operating activities:
Net income	$23,471	$22,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,661	4,245
Stock-based compensation	432	6,964
Net loss on disposals and impairments of assets	27	4
Excess tax benefits from stock-based compensation	(2,401)	(2,372)
Deferred income taxes	585	(2,610)
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	2,454	1,390
Inventories	5,269	(33)
Income taxes	7,534	10,388
Prepaid expenses and other assets	(889)	186
Accounts payable	12,955	6,591
Customer prepayments	2,302	6,348
Accrued compensation and benefits	(9,165)	(12,449)
Other taxes and withholding	(1,443)	1,160
Warranty liabilities	(239)	569
Other accruals and liabilities	(2,531)	1,720
Net cash provided by operating activities	45,022	44,518

Cash flows from investing activities:
Purchases of property and equipment	(14,309)	(9,281)
Proceeds from sales of property and equipment	3	9
Investments in marketable debt securities	(12,883)	—
Proceeds from maturities of marketable debt securities	5,898	—
Acquisition of business	(15,500)	—
Investment in non-marketable equity securities	(1,500)	—
Net cash used in investing activities	(38,291)	(9,272)

Cash flows from financing activities:
Net decrease in short-term borrowings	(4,370)	(3,371)
Repurchases of common stock	(10,144)	(1,214)
Proceeds from issuance of common stock	2,282	1,655
Excess tax benefits from stock-based compensation	2,401	2,372
Net cash used in financing activities	(9,831)	(558)
Net (decrease) increase in cash and cash equivalents	(3,100)	34,688
Cash and cash equivalents, at beginning of period	87,915	116,255
Cash and cash equivalents, at end of period	$84,815	$150,943

Select Comfort Announces First-quarter 2013 Results – Page 6 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
Percent of sales:
Retail	88.1%	88.2%
Direct and E-Commerce	6.7%	8.0%
Wholesale/other	5.2%	3.8%
Total	100.0%	100.0%

Sales growth rates:
Retail comparable-store sales	(8%)	36%
Direct and E-Commerce	(18%)	17%
Company-Controlled comparable sales change	(9%)	34%
Net new/(closed) stores	6%	2%
Total Company-Controlled Channel	(3%)	36%
Wholesale/other	35%	26%
Total	(2%)	36%

Stores open:
Beginning of period	410	381
Opened	10	10
Closed	(9)	(11)
End of period	411	380

Other metrics:
Average sales per store ($ in 000's)[1]	$2,118	$1,897
Average sales per square foot[1]	$1,256	$1,229
Stores > $1 million net sales[1]	98%	97%
Stores > $2 million net sales[1]	46%	36%
Average net sales per mattress unit - Company Controlled Channel[2]	$3,132	$2,751

[1] Trailing twelve months for stores open at least one year.
[2] Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units. The previously reported metric "Average mattress sales per mattress unit – Company-Controlled Channel" included only net sales from mattresses and mattress bases. Previously reported amounts have been reclassified to conform to the current-year presentation.

Select Comfort Announces First-quarter 2013 Results – Page 7 of 8

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	March 30, 2013	March 31, 2012	March 30, 2013	March 31, 2012
Net income	$23,471	$22,417	$79,148	$66,312
Income tax expense	11,847	11,886	41,872	32,043
Interest expense	14	43	62	173
Depreciation and amortization	6,333	4,230	21,838	14,574
Stock-based compensation	432	6,964	3,774	10,801
Asset impairments	30	4	174	35
Adjusted EBITDA	$42,127	$45,544	$146,868	$123,938

Note - Our Adjusted EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles

Select Comfort Announces First-quarter 2013 Results – Page 8 of 8

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliation
(in thousands, except per share amounts)

	Three Months Ended
	March 30, 2013			March 31, 2012
	As Reported	CEO Transition Benefit(1)	As Adjusted	As Reported	CEO Transition Costs(1)	As Adjusted

Operating income	$35,227	$(391)	$34,836	$34,296	$5,595	$39,891
Other income, net	91	—	91	7	—	7

Income before income taxes	35,318	(391)	34,927	34,303	5,595	39,898
Income tax expense(2)	11,847	(134)	11,713	11,886	1,941	13,827
Net income	$23,471	$(257)	$23,214	$22,417	$3,654	$26,071

Net income per share –
Basic	$0.43	$0.00	$0.42	$0.40	$0.07	$0.47
Diluted	$0.42	$0.00	$0.41	$0.39	$0.06	$0.45

Basic Shares	55,095	55,095	55,095	55,640	55,640	55,640
Diluted Shares	56,251	56,251	56,251	57,440	57,440	57,440
___________________
(1) In February 2012, we announced that William R. McLaughlin, then President and CEO, would retire from the Company effective June 1, 2012. In recognition of Mr. McLaughlin’s contributions, the Compensation Committee approved the modification of Mr. McLaughlin’s currently unvested stock awards, including performance-based stock awards. As a result of these modifications, we recorded incremental non-cash compensation of $5.6 million in the first three months of 2012. The performance-based stock awards are subject to applicable adjustments through 2014 based on actual performance versus performance targets. In the first three months of 2013, we recorded a non-cash compensation benefit of $0.4 million resulting from performance-based stock award adjustments.

(2) Reflects effective income tax rates, before discrete adjustments, of 34.3% for 2013 and 34.7% for 2012.

Note - Our "as adjusted" data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

GAAP - generally accepted accounting principles